                                                                   Exhibit 3.2.2
                                                                   -------------



                           MYSTECH ASSOCIATES, INC.

                                    BY-LAWS

                           Effective 24 October 1996

                               TABLE OF CONTENTS
                               -----------------

TABLE OF CONTENTS........................................................ i-ii

ARTICLE I - OFFICES, BOOKS AND RECORDS...................................    1
  SECTION 1 - PRINCIPAL OFFICE...........................................    1
  SECTION 2 - CORPORATE HEADQUARTERS.....................................    1
  SECTION 3 - OTHER OFFICES..............................................    1
  SECTION 4 - BOOKS AND RECORDS..........................................    1

ARTICLE II - SHARE CERTIFICATES, TRANSFERS, STOCK OWNERSHIP..............    2
  SECTION 1 - SHARE CERTIFICATES.........................................    2
  SECTION 2 - VOTING ENTITLEMENT.........................................    2
  SECTION 3 - TRANSFER OF SHARES.........................................    2
  SECTION 4 - TRANSFER RESTRICTIONS......................................    2
  SECTION 5 - PURCHASE OF OWN SHARES.....................................    3
  SECTION 6 - STOCK OWNERSHIP............................................    3

ARTICLE III - MEETINGS...................................................    3
  SECTION 1 - ANNUAL MEETING.............................................    3
  SECTION 2 - SPECIAL MEETING............................................    3
  SECTION 3 - PLACE OF MEETING...........................................    3
  SECTION 4 - QUORUM.....................................................    4
  SECTION 5 - NOTICE OF MEETING..........................................    4

ARTICLE IV - SHAREHOLDER VOTING PROCEDURES...............................    4
  SECTION 1 - ELIGIBILITY RECORD DATE....................................    4
  SECTION 2 - SHAREHOLDER'S LIST.........................................    5
  SECTION 3 - PROXIES....................................................    5
  SECTION 4 - VOTING OF SHARES...........................................    5
  SECTION 5 - PERCENTAGE VOTE REQUIRED...................................    5
  SECTION 6 - VOTING PROCEDURE...........................................    6
  SECTION 7 - VOTING OF SHARE BY CERTAIN HOLDERS.........................    6

ARTICLE V - BOARD OF DIRECTORS...........................................    6
  SECTION 1 - GENERAL POWERS.............................................    6
  SECTION 2 - NUMBER, TENURE AND QUALIFICATIONS..........................    6
  SECTION 3 - NOMINATION OF DIRECTORS....................................    7
  SECTION 4 - ELECTION OF DIRECTORS......................................    7
  SECTION 5 - CHAIRMAN OF THE BOARD OF DIRECTORS.........................    8
  SECTION 6 - RESIGNATION OF DIRECTORS...................................    8
  SECTION 7 - PROCEDURE FOR REMOVAL......................................    8
  SECTION 8 - VACANCIES..................................................    8
  SECTION 9 - COMPENSATION...............................................    9
  SECTION 10 - REGULAR MEETINGS..........................................    9
  SECTION 11 - SPECIAL MEETINGS..........................................    9

  SECTION 12 - NOTICE OF SPECIAL MEETINGS................................    9
  SECTION 13 - QUORUM....................................................    9
  SECTION 14 - MANNER OF ACTING..........................................   10
  SECTION 15 - INFORMAL ACTION...........................................   10
  SECTION 16 - COMMITTEES................................................   10

ARTICLE VI - OFFICERS....................................................   10
  SECTION 1 - NUMBER.....................................................   10
  SECTION 2 - ELECTION AND TERM OF OFFICE................................   10
  SECTION 3 - REMOVAL....................................................   11
  SECTION 4 - RESIGNATIONS...............................................   11
  SECTION 5 - VACANCIES..................................................   11
  SECTION 6 - SALARIES...................................................   11

ARTICLE VII - DUTIES OF OFFICERS.........................................   11
  SECTION 1 - PRESIDENT..................................................   11
  SECTION 2 - VICE PRESIDENT(S)..........................................   12
  SECTION 3 - SECRETARY..................................................   12
  SECTION 4 - ASSISTANT SECRETARY........................................   12
  SECTION 5 - TREASURER..................................................   12

ARTICLE VIII - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYERS AND
  AGENTS.................................................................   13
  SECTION 1 - EXTENT AND CONDITIONS OF INDEMNITY.........................   13
  SECTION 2 - INSURANCE..................................................   13

ARTICLE IX - CONTRACTS, LOANS, CHECKS AND DEPOSITS.......................   13
  SECTION 1 - CONTRACTS..................................................   13
  SECTION 2 - LOANS......................................................   13
  SECTION 3 - CHECKS AND DRAFTS..........................................   14
  SECTION 4 - DEPOSITS...................................................   14

ARTICLE X - GENERAL PROVISIONS...........................................   14
  SECTION 1 - FISCAL YEAR................................................   14
  SECTION 2 - SERVICE OF PROCESS.........................................   14
  SECTION 3 - CORPORATE SEAL.............................................   14
  SECTION 4 - WAIVER OF NOTICE...........................................   14
  SECTION 5 - AMENDMENTS TO BY-LAWS......................................   14

                           MYSTECH ASSOCIATES, INC.
                                    BY-LAWS
                           EFFECTIVE 24 OCTOBER 1996


                    ARTICLE I. - OFFICES, BOOKS AND RECORDS
                    ---------------------------------------

SECTION 1 - PRINCIPAL OFFICE

The principal office of the Corporation, required by law to be maintained in the State of Connecticut, shall be located in the Town of Groton, County of New London.

SECTION 2 - CORPORATE HEADQUARTERS

The corporate headquarters of the Corporation shall be in the State of Virginia, County of Fairfax, or at any other place designated by the Board of Directors.

SECTION 3 - OTHER OFFICES

The Corporation may have other offices at such other places within or without the State of Connecticut as the Board of Directors may from time to time designate or as the affairs of the Corporation require.

SECTION 4 - BOOKS AND RECORDS

There shall be kept correct and complete books and records of account and minutes of the proceedings of the Corporation's incorporator, Shareholders, Directors and committees of Directors. There shall also be maintained at the principal office of the Corporation and corporate headquarters a record of the Corporation's Shareholders, giving the names and addresses of all Shareholders and the number and class of shares held by each. There shall also be maintained a statement of the number of shares of stock or the amount of other securities held by the Corporation in any other corporation in which the Corporation may own an equity interest. At intervals of not more than twelve months the Corporation shall prepare a balance sheet showing its financial condition as of a date not more than four months prior thereto and a profit and loss statement reflecting its operations for the twelve months preceding such date. The balance sheet and profit and loss statement shall be deposited at the principal office of the Corporation and be kept for at least ten years from such date. In addition, within thirty days after preparation of each such annual balance sheet and profit and loss statement, a copy thereof shall be provided to each Shareholder of record. All reports shall be subject to inspection by the Shareholders at all reasonable times with prior notice.

         ARTICLE II. - SHARE CERTIFICATES, TRANSFERS, STOCK OWNERSHIP
         ------------------------------------------------------------

SECTION 1 - SHARE CERTIFICATES

Certificates representing shares of the Corporation shall be issued to every Shareholder for the fully paid shares owned. The authorized number of shares, the classes, and the par value of stock of the Corporation shall be established by the Certificate of Incorporation of the Corporation and any amendments thereto. These certificates shall be in a form determined by the Board of Directors and shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer book of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except in the case of a lost, destroyed, or mutilated certificate. In such instances, a new certificate may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2 - VOTING ENTITLEMENT

Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of the Shareholders in accordance with the eligibility requirements of Article IV, Sections 1 and 2.

SECTION 3 - TRANSFER OF SHARES

Transfer of shares of the Corporation shall be made on the stock transfer books of the Corporation only upon authorization by the registered holder of record of said shares thereof in person or by his/her duly authorized and executed power of attorney, who shall furnish proper evidence of authority to transfer, filed with the Secretary of the Corporation, and upon surrender for cancellation of the certificate for such shares duly endorsed or accompanied by duly executed stock powers for a like number of shares. The person in whose name the shares are issued on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes as regard this Corporation. All certificates surrendered for transfer shall be canceled before any new certificates for the transferred shares shall be issued. The Board of Directors may make such additional rules and regulations and take such action as it may deem expedient, not inconsistent with the Certificate of Incorporation and these By-Laws concerning the issue, transfer and registration of Certificates of Shares of the Corporation or the issue of certificates in lieu of Certificates claimed to have been lost, destroyed, stolen or mutilated.

SECTION 4 - TRANSFER RESTRICTIONS

The Shareholders may by agreement restrict the transfer of stock. Any agreement between Shareholders involving restrictions or options on the sale or transfer of shares shall not be valid unless the existence thereof is noted on certificates affected thereby and unless an executed copy of such agreement, and any amendments thereto, is filed with the Secretary of the Corporation who shall cause such agreements and amendments to be made part of the minutes of the Corporation. Not withstanding, the Corporation shall have the first right of refusal for the purchase of the Shareholder's stock.

SECTION 5 - PURCHASE OF OWN SHARES

The Corporation, by majority vote of the Directors, may purchase its own capital stock.

SECTION 6 - STOCK OWNERSHIP

The Shareholders may by agreement restrict the ownership of stock. Ownership of shares is restricted to current employees of the Corporation or its subsidiaries, which includes any indirect ownership resulting from employee's beneficial interests in employee benefit plans qualified under Section 401(a) of the Internal Revenue Code, and an Employee Stock Ownership Plan qualified under
Section 4975(e)(7) of the Internal Revenue Code, and any non-employee Shareholders as of October 6, 1989.


                            ARTICLE III - MEETINGS
                            ----------------------

SECTION 1 - ANNUAL MEETING

The Annual Meeting of the Shareholders shall be held in October in each year, at a place, date and time set by the Board of Directors for the purpose of electing directors, and for the transaction of such other business as may properly come before the meeting. If the election of directors shall, for any reason, not be held on the day designated herein for Annual Meeting of Shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a Special Meeting of the Shareholders as soon thereafter as may be convenient.

SECTION 2 - SPECIAL MEETING

Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, President or by the affirmative vote of a majority of the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all the outstanding shares of the Corporation.

SECTION 3 - PLACE OF MEETING

The Board of Directors may designate any place, either within or without the State of Connecticut, as the place of meeting for any Annual Meeting or for any Special Meeting duly called. A waiver of notice signed by all of the Shareholders entitled to vote at a meeting may designate any place, either within or without the State of Connecticut as the place of holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of such meeting shall be the corporate headquarters of the Corporation.

SECTION 4 - QUORUM

At all meetings of Shareholders, except as otherwise expressly provided bylaw, there shall be present, either in person or by proxy, Shareholders of record holding at least fifty percent (50%) of the capital stock issued and outstanding and entitled to vote at such meetings in order to constitute a quorum. If less than fifty percent (50%) of the outstanding shares are so represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

SECTION 5 - NOTICE OF MEETING

Written or printed notice stating the place, day and hour of the meeting and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten or more than thirty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, President, or the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the united States mail, postage prepaid, addressed to the Shareholder at his/her address as it appears on the stock transfer books of the Corporation.


                  ARTICLE IV - SHAREHOLDER VOTING PROCEDURES
                  ------------------------------------------

SECTION 1 - ELIGIBILITY RECORD DATE

For the purposes of determining the Shareholders entitled to notice of or eligible to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive distribution, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders, such record date in any case to be not more than sixty days and, in the case of a meeting of Shareholders, not less than ten days immediately preceding the date on which the particular action requiring such determination of Shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or eligible to vote at a meeting of the Shareholders, or of Shareholders entitled to receive distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors authorizing such distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders.

When a determination of Shareholders has been made, as provided in this section, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than ninety days after the fixed date of the original meeting.

SECTION 2 - SHAREHOLDER'S LIST

At least ten days before each meeting of Shareholders, the Secretary of the Corporation shall prepare an alphabetical list of the Shareholders entitled to vote at such meeting, with the address and number of shares held by each, which list shall be kept on file at the corporate headquarters and at the principal office of the Corporation for a period of ten days prior to such meeting and shall be subject to inspection by any Shareholder at any time during the normal business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any Shareholder during the whole time of the meeting for the purposes thereof.

SECTION 3 - PROXIES

At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his/her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of execution.

SECTION 4 - VOTING OF SHARES

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the Shareholders.

SECTION 5 - PERCENTAGE VOTE REQUIRED

If a quorum is present, approval of any motion dealing with fundamental changes having to do with: (i) amendments to the Certificate of Incorporation or the restatement thereof; (ii) approval of any corporate merger or consolidation with another corporation; (iii) sale of all or substantially all of the assets of the Corporation in a transaction not in the usual course of its business; (iv) voluntary dissolution of the Corporation; and (v) reinstatement of the Corporation after dissolution shall be by a two-thirds (2/3) affirmative vote of the then outstanding and eligible to vote shares of record at the time of the meeting.

If a quorum is present, election of directors, and the amendment of these By-laws, requires an affirmative vote of at least fifty percent (50%) of the then outstanding and eligible to vote shares of record at the time of the meeting as delineated in Article V and Article X, respectively.

If a quorum is present, all other actions or matters, other than the fundamental changes identified above in this section, the election of directors, and the amendment of these By-laws, requires a simple majority vote of the voting group either present in person or represented by proxy.

SECTION 6 - VOTING PROCEDURE

Voting on all matters except major actions and matters described in Article IV,
Section 5 shall be by voice or by a show of hands, unless the holders of ten percent (10%) of the shares represented at the meeting shall, prior to the voting of any matter, demand a written ballot vote on the particular matter. Voting on fundamental changes shall be by written ballot.

SECTION 7 - VOTING OF SHARE BY CERTAIN HOLDERS

Shares held by an administrator, executor, guardian or conservator may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name. Shares standing in the name of a trustee may be voted by said Trustee, either in person or by proxy, but no trustee shall vote shares held by him that are not in his/her name.

Shares standing the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his/her name if authority to do so be contained in an appropriate order of the court by which the receiver was appointed.

Shares of treasury stock of the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.


                        ARTICLE V - BOARD OF DIRECTORS
                        ------------------------------

SECTION 1 - GENERAL POWERS

The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2 - NUMBER, TENURE AND QUALIFICATIONS

The number of Directors of the Corporation shall be not less than two (2) nor more than seven (7). Directors may be nominated and elected from two groups: 1) employee/shareholders, and 2) non-employee/non-shareholders. Each

Director shall hold office until his/her death, resignation, or removal, or until the next annual meeting of Shareholders at which Directors are nominated and elected.

At least two (2), but not more than four (4), of the Directors shall be elected from the qualified group of employee/shareholders. As few as zero (0), but no more than three (3), of the Directors shall be elected from the qualified group of candidates who are non-employees/non-shareholders. In no case shall the number of non-employee/non-shareholder Directors exceed the number of employee/shareholder Directors.

Qualifications for employee/shareholder seats on the Board of Directors shall consist of having been continuously employed by the Corporation for at least five (5) years and owning at least three-quarters of one percent (.0075) of the outstanding shares of Corporation stock, either directly, or in combination with such Directors owning shares in their ESOP and 401(k) plan accounts.

Qualifications for non-employee/non-shareholder seats on the Board of Directors shall consist of not currently being employed by the Corporation, owning no MYSTECH ASSOCIATES, INC. or its subsidiaries corporate stock, having no close relative (defined as spouse, child, parent, sibling, brother-in-law or sister-in-law, father-in-law or mother-in-law, or aunt/uncle) currently employed by the Corporation, and not being currently employed by, or on active duty with, the U.S. Government (military reserve duty excepted). Qualified non-employee/non-shareholder Directors shall also bring an independent perspective and a specialized expertise, or additional level of experience, in one or more areas not currently represented by the employee/shareholder Directors.

All candidates for Director, upon nomination, shall sign a MYSTECH ASSOCIATES, INC. Non-Disclosure of Proprietary Data/Information Agreement.

SECTION 3 - NOMINATION OF DIRECTORS

Nomination of individuals for both employee/shareholder and non-employee/non-shareholder Directors who meet the minimum qualifications delineated in Article V, Section 2, shall be made by the Board of Directors acting as a nominating committee at least ninety (90), but not more than one hundred and twenty (120) days in advance of the annual Shareholder meeting. Notice of the Board of Directors slate of director nominees, including any vacant seats, shall be sent to all Shareholders within ten (10) days of their nomination.

Additional qualified nominations may be made by a petition signed by Shareholders owning an aggregate of at least ten percent (10%) of the outstanding shares of the Corporation. The seat (either currently vacant or filled by a Board of Directors nominee) for which any additional nominee is running shall be identified in the nomination petition. The petition shall also contain a statement signed by the nominee indicating the nominee's willingness to accept a nomination. The Secretary of the Corporation shall be provided any additional Shareholder nomination petitions at least forty-five (45) days, but no more than ninety (90) days, in advance of the annual Shareholder meeting.

In the event an unforeseen vacancy occurs in the Board of Directors nominated slate of Directors within the minimum ninety (90) day period, the Board of Directors may, at its discretion, nominate a new nominee at any time prior to the election.

Shareholders will be provided suitable biographical information on all nominees with the Notice of Annual Meeting at least ten (10) days prior the Annual Meeting.

SECTION 4 - ELECTION OF DIRECTORS

Directors elected at the Annual Meeting will hold office until the next Annual Meeting at which Directors are nominated and elected.

Election to the Board of Directors for both employee/shareholder Directors and non-employee/non-shareholder Directors requires at least a fifty-percent (50%) affirmative vote of the then outstanding and eligible to vote shares of record at the time of the meeting.

In those instances where more than one nominee is competing for the same seat, the nominee receiving the highest number of affirmative votes shall be deemed elected providing the number of affirmative votes represents at least fifty percent (50%) of the then outstanding and eligible to vote shares. If a nominee for any seat fails to receive an affirmative vote of at least fifty percent (50%) of the then outstanding and eligible to vote shares of record at the time of the meeting, then that seat shall be deemed to be vacant. If any Shareholder so demands, the election of Directors shall be by ballot.

SECTION 5 - CHAIRMAN OF THE BOARD OF DIRECTORS

At the first regular Board of Directors meeting after their election, the Directors shall appoint one (1) of their number as the Chairman of the Board. The Chairman will preside at all meetings of the Shareholders and of the Board of Directors, and will communicate to the president all Board of Directors decisions required by him/her to perform general management and supervision of the business affairs of the Corporation.

SECTION 6 - RESIGNATION OF DIRECTORS

A Director may resign at any time by delivering written notice by hand or by certified mail, return receipt requested, to the Chairman of the Board of Directors or the Secretary of the Corporation. A resignation is effective when the notice is received unless the notice specifies a later effective date. If a resignation is to be effective at a later date, the Board of Directors may by vote accept such resignation immediately and proceed to fill the pending vacancy under Section 8 of this Article before the effective date.

SECTION 7 - PROCEDURE FOR REMOVAL

Any individual Director may be removed from office, with or without cause, by the Shareholders at any special meeting by a majority vote of the issued and outstanding shares. Any vacancy occurring by reason of such removal may be filled in accordance with Section 8 of this Article.

SECTION 8 - VACANCIES

Any vacancy occurring in the Board of Directors or the Chairman of the Board due to death, resignation, removal or court order shall be filled by the concurring majority affirmative vote of all the remaining Directors even though such remaining directors are less than a quorum and though such majority is less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting of the Shareholders or at a special meeting of Shareholders called for that purpose.

SECTION 9 - COMPENSATION

By resolution of the Board of Directors, the Directors may be paid their expenses, if any, for attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a stated fee as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 10 - REGULAR MEETINGS

Regular meetings of the Board of Directors shall be held without further notice other than this By-law, immediately after and at the same place as the Annual Meeting of Shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Connecticut, for the holding of regular meetings of the Board of Directors. Such resolution shall be deemed notice of the holding of such regular meetings.

SECTION 11 - SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two Directors. The person or persons authorized to call Special meetings of the Board of Directors may designate any place for holding the special meeting of the Board of Directors called by them.

SECTION 12 - NOTICE OF SPECIAL MEETINGS

Notice of any Special Meeting shall be given at least five (5) days previously thereto by written notice delivered personally, or mailed to each Director at his/her business address, or by facsimile, or telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice by facsimile, such notice shall be deemed to be delivered when the sending facsimile device provides a receipt that the facsimile has been received by the receiving facsimile device. If notice be given by telegram, such notice shall be deemed to be delivered when the notice is delivered to the telegraph company. Any Director may waive notice of any meeting, either prior or subsequent thereto.

The attendance of a Director at a Special Meeting shall constitute a waiver of notice of such special meeting, except where a Director attends a meeting for the expressed purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Unless required by Statute or By-Laws, neither the business to be transacted at, nor the purpose of any Regular or Special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting.

SECTION 13 - QUORUM

A majority of the number of elected Directors shall constitute a quorum for the transaction of business at any Regular or Special meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors may adjourn the meeting from time to time without further notice.

SECTION 14 - MANNER OF ACTING

The concurrence of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 15 - INFORMAL ACTION

Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if a written ratification of such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written ratification is filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 16 - COMMITTEES

The Board of Directors by affirmative vote of a majority may appoint from the Directors an Executive Committee, Audit Committee, Compensation Committee, and any other such committees as they deem judicious and delegate to such committee any of the powers of the Board of Directors.


                             ARTICLE VI - OFFICERS
                             ---------------------

SECTION 1 - NUMBER

The officers of the Corporation shall be a President and a Secretary, chosen by the Board of Directors, and the Directors may also appoint a Vice President, a Treasurer, and such other officers and assistant officers as may be deemed necessary or expedient. Any two or more offices may be held by the same person except President and Secretary which must be held by different persons.

SECTION 2 - ELECTION AND TERM OF OFFICE

The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Directors held immediately after each Annual Meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office for the term for which he/she has been appointed until his/her successor shall have been duly elected and shall have qualified. Provided, however, that an officer shall cease to be in office upon his/her: (i) death; (ii) resignation; (iii) removal from office in accordance with these By-Laws, or any other lawful removal from office; or (iv) an order of court that by reason of incompetency or any other lawful cause, he/she is no longer an officer in office.

SECTION 3 - REMOVAL

Any officer, or agent appointed by the Board of Directors may be removed with or without cause at any time by resolution adopted by the affirmative vote of the Directors holding a majority of the directorships at a special meeting of the Board called for that purpose, whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4 - RESIGNATIONS

Any officer may resign at any time by delivering written notice by hand or by certified mail, return receipt requested, to the Chairman of the Board of Directors or the secretary of the Corporation. The resignation shall take effect upon receipt unless the notice specifies a later effective date and such later effective date is accepted by the concurring majority vote of the Board of Directors.

SECTION 5 - VACANCIES

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors.

SECTION 6 - SALARIES

The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he/she is also a Director of the Corporation.


                       ARTICLE VII - DUTIES OF OFFICERS
                       --------------------------------

SECTION 1 - PRESIDENT

The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall have general supervision over and management of the business affairs of the Corporation. He shall see that all orders and resolutions of the Board are carried into effect. If a Chairman of the Board has not been elected, the President shall preside at all meetings of the Shareholders. The President may sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the Office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 2 - VICE PRESIDENT(S)

There may be one or more Vice Presidents, one of whom shall be appointed Executive Vice President by the Board of Directors, and who shall, in the absence, death, removal or disability of the President, perform the duties and exercise the powers of that office. There may be additional Vice Presidents, appointed by the Board of Directors at its discretion, who shall perform such other duties and have such other powers as prescribed by the Board of Directors. These additional Vice Presidents may be entitled Senior Vice President, Vice President, or Assistant Vice President as prescribed by the Board of Directors.

SECTION 3 - SECRETARY

The Secretary shall: (a) keep the minutes of the Shareholders' meetings and of the Board of Directors' meetings in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these By-Laws as required by law; (c) be custodian of the Corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which, on behalf of the Corporation under the seal, is duly authorized; (d) keep a register of the post office address of each Shareholder; (e) sign each share certificate of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer book of the Corporation; and (g) in general, perform all duties incident to the Office of Secretary and such other duties as from time to time may be assigned to him/her by the President.

SECTION 4 - ASSISTANT SECRETARY

The Board of Directors may appoint one or more Assistant Secretaries who, in the absence of the Secretary shall be vested with certain powers and duties of the Secretary as set forth by the Board of Directors.

SECTION 5 - TREASURER

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of
Article IX of these By-Laws; and (b) in general perform all the duties incident to the Office of Treasurer and such other duties as from time to time may be prescribed to him/her by the President. If required by the Board of Directors, the Treasurer shall give a bond for the faithful performance of his/her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                       ARTICLE VIII - INDEMNIFICATION OF
                   DIRECTORS, OFFICERS, EMPLOYERS AND AGENTS
                   -----------------------------------------

SECTION 1 - EXTENT AND CONDITIONS OF INDEMNITY

Provided that the Directors, employees, officers and agents and any eligible outside party are acting in good faith and in a manner reasonably believed to be in the best interests of the Corporation or a related enterprise, the Corporation shall indemnify and reimburse each person (and their heirs, executors and administrators) who at any time serves or shall have served as a Director or officer at the time, against and for any and all claims and liability to which he/she may become subject by reason of his/her being or having been a Director or officer of the Corporation or of any such other corporation, and against and for any and all expense necessarily incurred in connection with the defense or reasonable settlement of any legal or administrative proceedings to which he/she is made a party by reason of his/her being or having been a Director, officer, employee, agent or eligible outside party of the Corporation, or of any such other corporation, except in relation to matters as to which he/she shall be finally adjudged to be liable for negligence or misconduct in the performance of his/her official duties and except as specifically prevented or limited by applicable legislation or controlling judicial precedent. The provisions hereof shall not be deemed to exclude any other right or privilege to which such person may be entitled as a matter of law or otherwise.

SECTION 2 - INSURANCE

The Corporation may purchase and maintain insurance to indemnify its Directors, officers, employees, agents or eligible outside parties and the Board of Directors against the whole or any portion of the liability assumed by it in accordance with this article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee, agent or eligible outside party of this Corporation.


              ARTICLE IX - CONTRACTS, LOANS, CHECKS AND DEPOSITS
              --------------------------------------------------

SECTION 1 - CONTRACTS

The Board of Directors may, by affirmative vote hereinafter prescribed, authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instruments, including notes, mortgages, bonds and other evidence or Corporate indebtedness in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2 - LOANS

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3 - CHECKS AND DRAFTS

All checks, drafts, or other order for payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officer agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4 - DEPOSITS

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                        ARTICLE X - GENERAL PROVISIONS
                        ------------------------------

SECTION 1 - FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of July and end on the 30th day of June in each year.

SECTION 2 - SERVICE OF PROCESS

Any process in the nature of a summons or legal notice of any kind directed to or against this Corporation may be served upon the President, any registered agent of the Corporation, and in their absence may be otherwise served in accordance with the statutes of the State of Connecticut.

SECTION 3 - CORPORATE SEAL

The Board of Directors shall provide a Corporate Seal which shall be circular in form and shall contain the name of the Corporation and State of Incorporation and the word "Seal".

SECTION 4 - WAIVER OF NOTICE

Whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these By-Laws or under the provisions of certificate of incorporation or under the laws of the State of Connecticut, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed equivalent to the giving of such notice.

SECTION 5 - AMENDMENTS TO BY-LAWS

These By-Laws may be amended, added to, altered or repealed, or new By-Laws may be adopted, at any lawful meeting of Shareholders of the Corporation by the affirmative vote of at least fifty percent (50%) of the then outstanding and eligible to vote shares of record at the time of the meeting called for the specific purpose among other things or items.